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                                                                    EXHIBIT 99.6

                   [LETTERHEAD OF MORGAN STANLEY DEAN WITTER]

                                      October 30, 2000

The Seagram Company Ltd.
c/o Joseph E. Seagram & Sons, Inc.
375 Park Avenue
New York, New York 10152

Dear Sirs and Mesdames:

     We hereby consent to the use in the Registration Statement of Vivendi Universal on Form F-4 and in the Joint Proxy Statement-Prospectus of The Seagram Company Ltd., Vivendi S.A. and Canal Plus S.A., which is a part of the Registration Statement, of our opinion dated June 19, 2000, appearing as Annex K to such Joint Proxy Statement-Prospectus, to the description therein of such opinion and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations adopted by the Securities and Exchange Commission (the "Commission") thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      MORGAN STANLEY & CO. INCORPORATED

                                      By: /s/ STUART EPSTEIN
                                        ----------------------------------------
                                          Stuart Epstein
                                          Managing Director